Exhibit 10.16

CONCURRENT PRIVATE PLACEMENT

STOCK PURCHASE AGREEMENT

THIS CONCURRENT PRIVATE PLACEMENT STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of the 11th day of January, 2007, by and among Greenlight Capital Re, Ltd., a Cayman Islands exempted company with limited liability (the “Company”), and David Einhorn (“Investor”).

RECITALS

WHEREAS, the Company is planning to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission relating to an initial public offering (the “IPO”) of approximately $175 million of its Class A Ordinary Shares, par value $0.10 per share (the “Class A Ordinary Shares”), at a per share price to be determined;

WHEREAS, the Investor desires to purchase from the Company Class B Ordinary Shares of the Company, par value $0.10 per share (the “Class B Ordinary Shares”), concurrently with the consummation of the IPO, upon the terms and conditions set forth herein; and

WHEREAS, the Company and the Investor wish to set forth the terms and conditions upon which the Company will sell such shares to the Investor.

NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions contained herein, the Company and the Investor hereby agree as follows:

1. SALE AND PURCHASE OF SHARES.

1.1 SALE AND ISSUANCE OF THE SHARES. Subject to the terms and conditions of this Agreement, the Company will issue and sell to the Investor and the Investor will purchase from the Company, an aggregate number of Class B Ordinary Shares (the “Shares”) determined by dividing $50,000,000 (the “Aggregate Purchase Price”) by the price per share paid by the public investors in the IPO. The purchase and sale will take place at a closing (the “Closing”) to be held on the date, at the location and at the time of closing of the IPO, subject to the satisfaction of all of the conditions to the Closing specified herein. Upon the consummation of the transactions contemplated hereby, the Company shall register the Shares in the name of the Investor. At the Closing the Investor shall pay to the Company the Aggregate Purchase Price in United States dollars by wire transfer of immediately available funds, or by such other method as may be reasonably acceptable to the Company and the Investor.

1.2 RESTRICTIONS ON TRANSFER. The Investor hereby agrees to execute and deliver to the underwriters for the IPO a lock-up agreement (the “Lock-up Agreement”) in the same form as the other shareholders of the Company execute in connection with the IPO.

1.3 FURTHER ASSURANCES. The Company and Investor agree to execute and deliver such other documents and take such other actions, as each party hereto may reasonably request for the purpose of carrying out the intent of this Agreement and the documents relating thereto. The provisions of this Section 1.3 shall survive the consummation of the transactions contemplated hereby.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor as follows:

2.1 CORPORATE EXISTENCE AND POWER. The Company is duly organized, validly existing and in good standing under the laws of the Cayman Islands (meaning that it has not failed to make any filing with any Cayman Islands governmental authority or pay any Cayman Islands government fee or tax which would make it liable to be struck off the Cayman Islands Register of Companies and therefore cease to exist), and has all corporate powers required to carry on its business as now being, and as proposed to be, conducted. The Company is authorized or duly qualified to do business as a foreign corporation and in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary.

2.2 AUTHORIZATION. The execution, delivery and performance by the Company of its obligations under this Agreement and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Shares to the Investor, are within the Company’s corporate power and have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, amalgamation, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding of law or in equity).

2.3 VALID ISSUANCE OF THE SHARES. When issued, sold, and delivered in accordance with this Agreement, the Shares will be fully paid, validly issued, nonassessable and outstanding with no personal liability attaching to the ownership thereof and not subject to preemptive or similar rights of the shareholders of the Company or others, except as provided in the Shareholders’ Agreement dated August 11, 2004 among the Company and the shareholders of the Company (the “Shareholders Agreement”) and the Memorandum and Articles of Association of the Company.

2.4 CONSENTS. The execution, delivery and performance by the Company of this Agreement including, without limitation, the issuance of the Shares to the Investor, does not require consent, approval or authorization of, or filing, registration or qualification with, any person, entity or any governmental body, agency, official, court or other authority that has not been obtained or made other than the approval of the Cayman Islands Monetary Authority (“CIMA”), which has been obtained or will be obtained prior to the Closing.

2.5 OFFERING. Based in part on the accuracy of the Investor’s representations set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are not required to be registered under the Securities Act of 1933, as amended (the “Securities Act”).

2.6 REGISTRATION STATEMENT. The Registration Statement will conform, and its final prospectus in the form first filed pursuant to Rule 424(b) under the Securities Act (the “Prospectus”), and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company that:

3.1 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Shares to be purchased by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of applicable securities laws, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the Shares. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

3.2 RECEIPT OF INFORMATION. The Investor has been afforded an opportunity to investigate the properties, businesses and operations of the Company and examine the books, records and financial condition of the Company and to make extracts and copies of any such books and records. No investigation by Investor prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company contained in this Agreement or the documents related thereto.

3.3 INVESTMENT EXPERIENCE. The Investor is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that the Investor is able to fend for itself, can bear the economic risk of the Investor’s investment, and has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment in the Shares.

3.4 ACCREDITED INVESTOR. The Investor is an “accredited investor” (as defined in Regulation D under the Securities Act).

3.5 RESTRICTED SECURITIES. The Investor understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. The Investor is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of such rule are met.

3.6 LEGENDS. The certificate, if any, evidencing the Shares shall be endorsed with the legend set forth below:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN A SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION THAT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND UNLESS, WHERE APPLICABLE, HAS RECEIVED THE PRIOR APPROVAL OF THE CAYMAN ISLANDS MONETARY AUTHORITY.

IN ADDITION, THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS IN THE COMPANY’S ARTICLES OF ASSOCIATION. A COPY OF SUCH ARTICLES OF ASSOCIATION WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

4. CONDITIONS OF THE INVESTOR’S OBLIGATIONS AT CLOSING. The obligations of the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Investor if the Investor does not consent in writing thereto:

4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing. An officer of the Company shall have provided the Investor an executed certificate certifying that the representations and warranties of the Company contained in Section 2 are true and correct in all material respects as of the date of the Closing.

4.2 PERFORMANCE. The Company shall have performed and complied with in all material respects all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing. An officer of the Company shall have provided the Investor an executed certificate certifying that the conditions specified in this Section 4.2 have been fulfilled.

4.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body, including CIMA, or other person or entity, that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

4.4 CONSUMMATION OF THE IPO. The IPO shall have been consummated on or prior to September 30, 2007.

4.5 ABSENCE OF LITIGATION. There shall be no injunction, action, suit proceeding or investigation pending or currently threatened against the Company or the Investor which questions the validity of this Agreement or the right of the Company or the Investor to enter into this Agreement or to consummate the transaction contemplated hereby.

4.6 LEGAL OPINION. The Investor shall have received an opinion from counsel to the Company with respect to the items set forth on Exhibit A hereto, in such form as is customary for transactions of the nature contemplated by this Agreement.

5. CONDITIONS OF THE COMPANY’S OBLIGATIONS AT CLOSING. The obligations of the Company under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Company if the Company does not consent in writing thereto:

5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 3 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing. The Investor shall have provided the Company an executed certificate certifying that the representations and warranties of the Investor contained in Section 3 of this Agreement are true and correct in all material respects as of the date of the Closing.

5.2 PERFORMANCE. The Investor shall have performed and complied with in all material respects all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing. The Investor shall have provided the Company an executed certificate certifying that the conditions specified in this Section 5.2 have been fulfilled.

5.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body, including CIMA, that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

5.4 ABSENCE OF LITIGATION. There shall be no injunction, action, suit proceeding or investigation pending or currently threatened against the Company or the Investor which questions the validity of this Agreement or the right of the Company or the Investor to enter into this Agreement or to consummate the transaction contemplated hereby.

5.5 LOCK-UP AGREEMENT. The Investor shall have executed and delivered to the underwriters for the IPO the Lock-Up Agreement.

6. OTHER AGREEMENTS.

6.1 PUBLICITY. The parties agree not to issue any announcement, press release or other public disclosure concerning this Agreement and/or any of the transactions or relationships contemplated hereby unless mutually approved by all parties. The Investor agrees and acknowledges that this Agreement and the transactions contemplated hereby shall be disclosed in the Registration Statement and filed as an exhibit to the Registration Statement.

6.2 ACKNOWLEDGEMENT REGARDING TAX TREATMENT. Investor hereby acknowledges and agrees that Investor is solely responsible for consulting with his own tax advisors regarding the tax treatment of Investor and the purchase of Shares under this Agreement and Investor hereby releases the Company and its officers, directors and employees from all liability in connection therewith.

6.3 REGISTRATION RIGHTS. The parties hereby acknowledge and agree that upon the consummation of the transactions contemplated by this Agreement the Shares will be Registrable Securities pursuant to the terms of the Shareholders Agreement.

7. MISCELLANEOUS.

7.1 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement (including documents referred to herein) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the parties hereto. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

7.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

7.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of New York, without reference to conflicts of laws principles.

7.4 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6 NOTICES. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

To the Company:

Greenlight Capital Re, Ltd.

The Grand Pavilion

P.O. Box 31110 , Grand Cayman KY1-1205

Attn: Leonard Goldberg

Facsimile Number: (345) 745-4576

with a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

590 Madison Avenue

New York, New York 10022

Attn: Kerry E. Berchem, Esq.

Facsimile Number: (212) 872-1002

To the Investor:

David Einhorn

140 East 45th Street, 24th Floor

New York, New York 10017

Facsimile Number: (212) 973-9219

With a copy to (which shall not constitute notice):

Andrew M. Weinfeld

c/o Greenlight Capital, Inc.

140 East 45th Street, 24th Floor

New York, New York 10017

Facsimile Number: (212) 973-9219

7.7 EXPENSES. Irrespective of whether the Closing is effected, each party hereto shall pay all costs and expenses incurred by them with respect to the negotiation, execution, delivery and performance of this Agreement.

7.8 ATTORNEYS’ FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

7.9 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.10 REMEDIES. In case any one or more of the covenants or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce their rights either by suit in equity or action at law, including, but not limited to, an action for damages as a result of any such breach or any action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties under this Agreement are cumulative an not exclusive of any other right, power or remedy which such parties may have under any other agreement or law.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this CONCURRENT PRIVATE PLACEMENT STOCK PURCHASE AGREEMENT as of the date first written above:

Greenlight Capital Re, Ltd.

By:	/s/ Leonard Goldberg

Name:	Leonard Goldberg

Title:	Chief Executive Officer

/s/ David Einhorn
David Einhorn

Exhibit A

Legal Opinion

1.

The Company is validly existing as a Caymans Islands exempted company with limited liability in good standing under the laws of the Cayman Islands. The Company has the corporate power to enter into this Agreement.

2.

The execution and delivery of the Agreement by the Company and the performance by the Company of the transactions contemplated by the Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Agreement has been duly and validly executed and delivered by the Company.

3.	The Shares have been duly and validly authorized and issued and are fully paid and nonassessable.
4.	The Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.